EXHIBIT 11.1

                            WILD OATS MARKETS, INC.
 STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE AND PRO FORMA NET LOSS
                                   PER SHARE
                                  (UNAUDITED)



                                                  THREE MONTHS ENDED  THREE MONTHS ENDED   NINE MONTHS ENDED  NINE MONTHS ENDED
                                                    SEPTEMBER 27,        SEPTEMBER 28,       SEPTEMBER 27,      SEPTEMBER 28,
                                                         1997                1996                1997                1996


Weighted average number of common
      shares outstanding                              7,036,240           2,996,866           6,954,006          2,545,205

Weighted average number of shares of
     preferred stock assumed converted to
     common stock at the time of issuance                                 2,152,310                              1,410,759

Common and common equivalent shares
     issued, calculated using the
     treasury stock method                              288,619                                 204,553            351,793
                                                     ----------           ---------          ----------      -------------

Weighted average number of
     common shares outstanding                        7,324,859                               7,158,559

Pro forma weighted average number of
     common shares outstanding                                            5,149,176                              4,307,757

Net income (loss)                                    $1,832,000         $(5,405,000)         $5,065,000        $(4,903,000)
                                                     ==========         ===========       =============      =============

Net income per share                                 $     0.25                                   $0.71
                                                     ==========                           =============

Pro forma net loss per share                                                 $(1.05)                     $(1.14)
                                                                        ===========

                                       1